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SPHERIX INCORPORATED
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Spherix Announces Adjournment of Annual Meeting; Seeks To Obtain a Quorum of Voting Stockholders Owning Shares as of November 27, 2013

TYSONS CORNER, Va., January 23, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, announced today that its annual meeting of stockholders scheduled for, and convened on January 22, 2014, was adjourned due to the lack of requisite quorum.  Only stockholders of record on the record date November 27, 2013 are entitled to and are being requested to vote.

The annual meeting has been adjourned to February 5, 2014 at 9:00 a.m. (Eastern Standard Time) at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20817 to allow additional time for the stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at http://www.sec.gov/Archives/edgar/data/12239/000141588913002626/spexdef14adec2013.htm.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.  The stockholders who would like to vote directly at the meeting can obtain a ballot by contacting the Company by telephone: (703) 992-9260 or sending an email to jbarton@biospherics.com.

The Company encourages all stockholders who have not yet voted to do so before February 4, 2014 at 11.59 p.m. (Eastern Standard Time). The stockholders may vote by internet at www.proxyvote.com, or by telephone at 1-800-690-6903, or by returning a properly executed proxy card to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com